Exhibit 99.1

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Appoints Mr. Neil Klompas to it’s Board of Directors

Vancouver, British Columbia – October 9, 2025. InMed Pharmaceuticals Inc. (NASDAQ: INM) (“InMed” or the “Company”), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, today announced the appointment of Mr. Neil Klompas, CPA, CA to its Board of Directors, effective immediately.

Mr. Klompas brings over 30 years of experience in healthcare and biotechnology across operational, financial, and R&D functions. He was a key member of the executive leadership team at Zymeworks Inc. (NASDAQ: ZYME) for more than 16 years, where he most recently served as President and Chief Operating Officer, following his tenure as Chief Financial Officer. During his tenure, he was instrumental in helping scale the company from early-stage development into a multi-billion-dollar pharmaceutical company, establishing Zymeworks as a recognized leader in biotherapeutics. Mr. Klompas also led the Company’s successful 2017 IPO on the New York Stock Exchange.

Mr. Klompas began his career at KPMG in Canada and the United States, advising on transactions across the pharmaceuticals, biotechnology, and medical devices sectors. He currently holds the position of CEO at Augerex Life Science Corp, serves on the board of NervGen Pharma (TSXV: NGEN) and HTuO Biosciences, and has previously held multiple director and advisory positions in biotechnology, including with Liminal Biotherapeutics and Ovensa Inc.

Mr. Andrew Hull, Chairman of the Board of InMed, commented:

“We are thrilled to welcome Neil to the Board. His broad executive leadership background, financial expertise, extensive capital markets experience, and proven track record in building a successful biotechnology company will be invaluable to InMed as we advance our programs through their next stages of development.”

Mr. Neil Klompas commented:

“I’m very excited to be joining the InMed Board, drawn by the strength of its science and the caliber of the team,” said Mr. Klompas. “In particular, INM-901 has shown compelling data supporting its multi-pathway approach to treating Alzheimer’s disease, and I look forward to contributing my experience as InMed continues to advance its innovative pipeline and strategic growth initiatives.”

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about: Advancing its programs through their next stages of development; advancing its innovative pipeline and strategic growth initiatives and developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K, in Item 1. of the Annual Report for the period ended June 30, 2025, and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.